UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 19, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02   Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2012, Ecolab Inc., a Delaware corporation (“Ecolab”), announced that J. Erik Fyrwald, Ecolab’s President, will be leaving the company to become the chief executive officer of Univar, a leading global distributor of commodity and specialty chemicals. The resignation is effective May 1, 2012. Fyrwald joined Ecolab as part of the Nalco merger, which closed December 1, 2011, having served as the chairman and chief executive officer of Nalco since 2008.

Mr. Fyrwald will be entitled to benefits and severance payments under agreements entered into with Nalco prior to the merger. The agreements are described in the definitive proxy statement relating to Ecolab’s 2012 annual stockholders meeting filed with the SEC on March 16, 2012.

A copy of the News Release issued by Ecolab in connection with this report under Item 5.02 is attached as Exhibit (99).

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

(99)	Ecolab Inc. News Release dated April 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date:	April 19, 2012	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing
(99)	Ecolab Inc. News Release dated April 19, 2012.	Filed herewith electronically.